Exhibit 5

                                    Opinion

                                       of

                     ELIAS, MATZ, TIERNAN & HERRICK, L.L.P.

                                REGARDING LEGALITY

                                       of

                           SECURITIES BEING REGISTERED















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


                                  Law Offices
                     Elias, Matz, Tiernan & Herrick, L.L.P.
                                  12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                                 (202) 347-0300
                            Facsimile (202) 347-2172


                                   August 8, 1995

Board of Directors
Progress Financial Corporation
Plymouth Meeting Executive Campus
600 East Germantown Pike
Plymouth Meeting, Pennsylvania 19462

Gentlemen:

     We have acted as special counsel to Progress Financial Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of up to $42,421,812 million of the Company's common stock, par value $1.00 per share (the "Common Stock"), in connection with the conversion of FJF Financial, M.H.C. (the "MHC") from the mutual form to a federal interim stock savings bank ("Interim"), the merger of Interim into Roxborough-Manayunk Federal Savings Bank, a subsidiary of the MHC ("Roxborough-Manayunk"), and the merger of Progress Federal Savings Bank, the Company's wholly owned subsidiary ("Progress"), into Roxborough-Manayunk (the "Conversion and the Merger"). In this regard, we have examined the Certificate of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company, the MHC, Progress and Roxborough-Manayunk, the Plan of Conversion of the MHC, the Agreement and Plan of Reorganization by and among the Company, Progress, the MHC and Roxborough-Manayunk, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Conversion of the MHC upon receipt of the consideration required therefore, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the heading "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                   Very truly yours,

                                   ELIAS, MATZ, TIERNAN & HERRICK, L.L.P.


                                   By:  /s/ Gerald F. Heupel, Jr.
                                        -----------------------------------
                                        Gerald F. Heupel, Jr., a Partner




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